Exhibit 99.1

VOLCANO REPORTS THIRD QUARTER RESULTS
COMPANY ANNOUNCES STRATEGIC REPRIORITIZATION INITIATIVE
(SAN DIEGO, CA), November 4, 2013-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the third quarter and first nine months of 2013.
The company also today announced a strategic reprioritization and reallocation of resources within its distribution, research and development and clinical programs to focus on areas of strong projected growth in FFR (Fractional Flow Reserve), peripheral applications, coronary IVUS (Intravascular Imaging) driven by the ADAPT-DES clinical data and Axsun Medical. This has resulted in a corporate restructuring charge that reflects the discontinuation of certain product development programs effective September 30, 2013.
For the quarter ended September 30, 2013, Volcano reported revenues of $95.8 million versus revenues of $93.7 million in the same period a year ago. On a constant currency basis, revenues increased eight percent year-over-year after adjusting for a negative impact of approximately $5.4 million from foreign currency. Medical segment revenues increased approximately three and nine percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $8.5 million, or $0.15 per share, in the third quarter of 2013, versus net income of $2.0 million, or $0.04 per diluted share, in the same period a year ago. The results for the third quarter of 2013 included non-cash restructuring charges for the impairment of intangible assets of $4.6 million, acquisition-related expenses of $1.3 million and net interest expense of $6.4 million versus $1.6 million a year ago, reflecting the company’s convertible debt offering completed in the fourth quarter of 2012. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP loss of $0.08 per share.
For the first nine months of 2013, Volcano reported revenues of $290.4 million versus $279.4 million a year ago. This represents an increase of four percent on a reported basis versus the same period a year ago and nine percent on a constant currency basis after adjusting for a $15.1 million negative effect from foreign currency. Medical segment revenues increased five and ten percent on a reported and constant currency basis, respectively. The company reported a net loss on a GAAP basis of $14.0 million, or $0.26 per share, for the first nine months of 2013, versus net income on a GAAP basis of $5.5 million, or $0.10 per diluted share, in the same period a year ago. The results for the first nine months of 2013 include net interest expense of $18.9 million versus $4.3 million a year ago. In addition, the company recorded an expense of $3.7 million related to acquisitions and a gain of $4.1 million related to the sale of a strategic investment, as well as the restructuring charge recorded in the third quarter of 2013. The company also recorded an exchange rate loss of $1.0 million in the first nine months of 2013 versus $319,000 in the same period a year ago. Excluding acquisition-related items, amortization of intangibles and non-cash interest expenses on convertible notes, net of tax, the company reported a non-GAAP net loss per share of $0.03.
“Overall, our business experienced solid growth. Growth drivers included a seven percent increase in our U.S. IVUS revenues, due in great part to a roughly 30 percent increase in peripheral revenues versus the third quarter a year ago, as well as a 27 percent increase in combined revenues in Europe,” said Scott Huennekens, president and chief executive officer.
“At the same time, our U.S. coronary IVUS revenues were impacted by the continued decline in PCI volumes, although we are beginning to see some stabilization in activity. Also, despite the growth in our FFR business in Japan, revenues were not to our expectations,” he added.
“We are finishing 2013 with strong momentum in our market expansion and product development programs. In addition to our growth in the peripheral market and revenues from the sale of the PioneerPlus™ Re-Entry catheter that we acquired during the quarter, we have initiated a limited market release for our Crux® inferior vena cava (IVC) filter and the full market release of our Verrata™ everyday pressure wire,” Huennekens noted.
“Volcano also had a very strong showing at the recent Transcatheter Cardiovascular Therapeutics (TCT) conference. Data from our ADAPT DES study demonstrated the use of IVUS in stent patients changed the procedure 74 percent of the time and was associated with reductions in serious patient events, including stent thrombosis and myocardial infarction, as well as target lesion revascularizations-particularly for patients with more complex lesions. Additionally, the full results from our ADVISE II study showed that a hybrid iFR® (Instant Wave-Free Ratio) approach correctly matched an FFR-only approach in more than 94 percent of coronary stenoses and successfully avoided usage of adenosine in 65 percent of patients, reflecting findings from earlier studies in the use of our iFR technology,” he said.
The strategic reprioritization program announced today is designed to enhance the allocation of resources and improve operating predictability and results. Key elements of the initiative include the discontinuation of development programs for the company’s Forward-Looking IVUS, Forward-Looking Intra-Cardiac Echo and Optical Coherence Tomography intravascular imaging products. The operating expenses associated with these three discontinued programs were approximately $12.0 million annually. In addition to the restructuring charge recorded in the third quarter of 2013, the company expects to record a restructuring charge of up to $15.0 million, including up to $7.0-$7.5 million in cash charges, in the fourth quarter of 2013.
“We will be reinvesting the savings from this reprioritization of resources in higher growth, lower risk revenue generating product and market development opportunities. These include peripheral, FFR and expanded distribution. We believe this reprioritization initiative better focuses and positions Volcano to compete more effectively in our growth markets,” Huennekens said.
“The opportunities that will be contributing revenues in 2014 include the expanded distribution in the peripheral market and the commercialization of our new offerings, including our Crux IVC filter, the Sync-Rx platform technology, PioneerPlus and Verrata. In addition, we expect to drive further penetration of our iFR offering in Japan and Europe, and anticipate regulatory approval and commercial launch of iFR in the U.S. in the second half of 2014,” Huennekens noted.
Guidance
The company confirmed revenue guidance for 2013 provided on October 28, 2013. Based on current foreign currency exchange rates, it expects revenues on a reported basis of $391.0-$395.0 million, with revenues on a constant currency basis in the range of $411.0-$415.0 million. Medical segment revenues are expected to increase approximately nine-to-ten percent on a constant currency basis.
The company also provided updated guidance and now expects gross margins on a reported basis will be in the range of 64.0-65.0 percent and that operating expense, including restructuring charges, will be 71.0-72.0 percent of revenues. On a reported basis, the company expects a GAAP net loss of $0.56-$0.58 per share and a non-GAAP net loss of $0.25-$0.27 per share. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 38.0 percent for the GAAP to non-GAAP adjustments. The impact of restructuring charges in 2013 will be up $0.21 per share on both a GAAP and non-GAAP basis. The company expects weighted average basic shares in 2013 will be approximately 54.6 million shares and approximately 56.2 million shares on a diluted basis.
The company confirmed preliminary revenue guidance for 2014 as provided on October 28, 2013. It expects revenues will increase year-over-year in the range of nine-to-11 percent on a reported basis and eight-to-ten percent on a constant currency basis. Its outlook for 2014 reflects several factors, including an expectation that PCI’s will be down approximately 2.5 percent in the U.S., two percent in Japan and flat in Europe year-over-year, and the anticipation of a reimbursement reduction of approximately 7.5 percent for all of its disposable products in Japan, beginning in the second quarter of the year.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Standard Time, (5 p.m., Eastern Standard Time) today. The teleconference can be accessed by calling (631) 291-4555, passcode 71109347, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through November 11, at (404) 537-3406, passcode 71109347, and via the company’s website at http://www.volcanocorp.com.
About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website at www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measures

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making and as a means to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes in revenues on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenue. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance for excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not considerer these acquisition-related costs and adjustments to be related to the continuing organic operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, which consist of technology and supplier agreements, are valued and amortized over their estimated lives. Volcano believes that since intangible assets represent efforts of the acquired company to build value prior to acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expenses: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company’s borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors’ results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano’s expected revenues, revenue growth, margins, financial results and foreign currency exchange rates for the quarter and year ended December 31, 2013, and the calendar year 2014, the benefits of the resource reprioritization described above, its growth and other strategies and ability to execute on those strategies, competitive positioning, target markets, development of its base business and pipeline, benefits from recent acquisitions and benefits from its products and technologies. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano’s revenue, expense, earnings, earnings per share, margin or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieving these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; current exchange rate fluctuations; the effect of competitive factors and the company’s reaction to those factors; purchasing decisions with respect to the company’s products; the pace and extent of market adoption of the company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano’s products or devices; the success of Volcano’s growth and other strategies, including the integration of recently-acquired businesses and our ability to integrate businesses from future acquisitions; risks associated with Volcano’s international operations; timing and achievement of product development milestones; outcome of ongoing or future litigation; investigations and claims; the impact and benefits of market development and the related size of Volcano’s addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with the Securities and Exchange Commission, including our 10-K for the year ended December 31, 2012, our 10-

Q for the quarter ended June 30, 2013, and other filings made with the Securities and Exchange Commission, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020

or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended September 30,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$6.3	$6.0	5%	$—	—%	5%
Japan	0.6	0.8	(19)	(0.1)	(20)	1
Europe	2.5	1.4	78	0.1	9	69
Rest of world	1.6	1.5	2	—	—	2
Total Consoles	$11.0	$9.7	13	$—	(1)	14

IVUS single-procedure disposables:
United States	$20.4	$19.1	7%	$—	—%	7%
Japan	18.7	23.1	(19)	(4.6)	(20)	1
Europe	5.3	4.7	12	0.3	6	6
Rest of world	1.6	1.7	(1)	—	—	(1)
Total IVUS single-procedure disposables	$46.0	$48.6	(5)	$(4.3)	(9)	4

FFR single-procedure disposables:
United States	$14.3	$13.0	10%	$—	—%	10%
Japan	4.3	4.0	8	(1.1)	(26)	34
Europe	8.3	6.5	27	0.4	6	21
Rest of world	1.0	1.1	(8)	—	—	(8)
Total FFR single-procedure disposables	$27.9	$24.6	13	$(0.7)	(3)	16

Other	$8.8	$7.8	13%	$(0.4)	(4)%	17%
Sub-total medical segment	$93.7	$90.7	3	$(5.4)	(6)	9

Industrial segment	$2.1	$3.0	(28)%	$—	—%	(28)%
Total	$95.8	$93.7	2	$(5.4)	(6)	8

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Nine Months Ended September 30,		Percentage Change	Currency Impact		Constant Currency
	2013	2012	2012 to 2013	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$18.0	$17.8	1%	$—	—%	1%
Japan	1.7	2.1	(19)	(0.4)	(16)	(3)
Europe	6.7	4.2	59	0.2	5	54
Rest of world	5.1	4.4	15	—	—	15
Total Consoles	$31.5	$28.5	10	$(0.2)	(1)	11

IVUS single-procedure disposables:
United States	$60.4	$59.3	2%	$—	—%	2%
Japan	60.0	73.7	(19)	(12.2)	(17)	(2)
Europe	17.5	15.6	12	0.4	2	10
Rest of world	6.0	5.1	19	—	—	19
Total IVUS single-procedure disposables	$143.9	$153.7	(6)	$(11.8)	(7)	1

FFR single-procedure disposables:
United States	$43.0	$37.4	15%	$—	—%	15%
Japan	13.2	8.9	48	(2.7)	(30)	78
Europe	24.1	19.1	27	0.5	3	24
Rest of world	3.0	2.3	31	—	—	31
Total FFR single-procedure disposables	$83.3	$67.7	23	$(2.2)	(3)	26

Other	$25.7	$21.3	21%	$(0.9)	(4)%	25%
Sub-total medical segment	$284.4	$271.2	5	$(15.1)	(5)	10

Industrial segment	$6.0	$8.2	(27)%	$—	—%	(27)%
Total	$290.4	$279.4	4	$(15.1)	(5)	9

VOLCANO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$95,809	$93,656	$290,384	$279,389
Cost of revenues, excluding amortization of intangibles	33,458	33,248	102,624	94,797
Gross profit	62,351	60,408	187,760	184,592
Operating expenses:
Selling, general and administrative	45,479	40,699	134,784	127,035
Research and development	16,609	13,032	50,214	40,560
Amortization of intangibles	834	710	2,488	2,470
Acquisition-related items	1,253	—	3,742	—
Restructuring charges	4,616	—	4,874	—
Total operating expenses	68,791	54,441	196,102	170,065
Operating (loss) income	(6,440)	5,967	(8,342)	14,527
Interest income	327	223	970	656
Interest expense	(6,756)	(1,844)	(19,908)	(4,993)
Exchange rate gain (loss)	54	(218)	(1,025)	(319)
Other, net	(33)	(23)	4,144	(31)
(Loss) income before income tax	(12,848)	4,105	(24,161)	9,840
Income tax (benefit) expense	(4,392)	2,130	(10,156)	4,295
Net (loss) income	$(8,456)	$1,975	$(14,005)	$5,545
Net (loss) income per share:
Basic	$0.15	$0.04	$(0.26)	$0.10
Diluted	$0.15	$0.04	$(0.26)	$0.10
Shares used in calculating net (loss) income per share:
Basic	54,652	53,659	54,466	53,309
Diluted	54,652	55,265	54,466	55,097

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)
	Nine Months Ended September 30,
	2013	2012
Operating activities
Net (loss) income	$(14,005)	$5,545
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	18,677	17,448
Amortization (accretion) of investment premium (discount), net	2,305	2,023
Accretion of debt discount on convertible senior notes and other long-term liabilities	14,148	3,700
Accretion of contingent consideration	2,537	—
Non-cash stock-based compensation expense	12,098	11,428
Asset impairment related to restructuring	4,616	—
Effect of exchange rate changes and others	8,872	2,502
Changes in operating assets and liabilities	(37,979)	(5,362)
Net cash provided by operating activities	11,269	37,284
Investing activities
Purchase of short-term and long-term available-for-sale securities	(342,715)	(237,669)
Sale or maturity of short-term and long-term available-for-sale securities	247,790	188,556
Capital expenditures	(26,533)	(36,589)
Cash paid for acquisitions	(15,000)	—
Cash paid for intangible assets and other investments	(2,377)	(3,107)
Proceeds from sale of long-term investments	3,426	—
Proceeds from foreign currency exchange contracts	—	1,187
Payment for foreign currency exchange contracts	—	(215)
Net cash used in investing activities	(135,409)	(87,837)
Financing activities
Repayment of capital lease liability	(22)	(68)
Proceeds from sale of common stock under employee stock purchase plan	3,576	3,880
Proceeds from exercise of common stock options	2,203	8,408
Net cash provided by financing activities	5,757	12,220
Effect of exchange rate changes on cash and cash equivalents	(846)	24
Net decrease in cash and cash equivalents	(119,229)	(38,309)
Cash and cash equivalents, beginning of year	330,635	107,016
Cash and cash equivalents, end of year	$211,406	$68,707

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$211,406	$330,635
Short-term available-for-sale investments	188,778	140,960
Accounts receivable, net	76,297	76,348
Inventories	66,967	52,811
Prepaid expenses and other current assets	33,260	21,773
Total current assets	576,708	622,527
Long-term available-for-sale investments	89,210	44,385
Property and equipment, net	119,965	104,385
Intangible assets, net	60,631	50,657
Goodwill	53,082	51,577
Other non-current assets	28,104	28,813
Total Assets	$927,700	$902,344

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,418	$16,284
Accrued compensation	23,615	23,227
Accrued expenses and other current liabilities	24,473	23,529
Deferred revenues	9,453	9,789
Contingent consideration	2,911	2,908
Total current liabilities	75,870	75,737
Convertible senior notes	396,211	382,300
Other long-term debt	1,232	1,119
Deferred revenues	4,435	4,661
Contingent consideration, non-current portion	29,657	27,323
Other non-current liabilities	7,009	2,859
Total liabilities	514,414	493,999
Stockholders' equity	413,286	408,345
Total Liabilities and Stockholders' Equity	$927,700	$902,344

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended September 30, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(8,456)	$(0.15)
Acquisition related items	1,253	777	0.01
Amortization of intangibles	834	517	0.01
Non-cash interest expense on convertible notes	4,760	2,951	0.05
Non-GAAP net income income	$6,847	$(4,211)	$(0.08)

Weighted average shares outstanding—diluted			54,652

Nine Months Ended September 30, 2013	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(14,005)	$(0.26)
Acquisition related items	3,742	2,320	0.04
Amortization of intangibles	2,488	1,543	0.03
Non-cash interest expense on convertible notes	14,028	8,697	0.16
Non-GAAP net income income	$20,258	$(1,445)	$(0.03)

Weighted average shares outstanding—diluted			54,466

(1) Effective tax rate of 38% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE
(in thousands, except per share data)
(unaudited)

	2013
	Guidance Range
	From	To
GAAP net loss per share	$(0.58)	$(0.56)
Acquisition-related items	0.06	0.06
Amortization of intangibles	0.04	0.04
Non-cash interest expense	0.21	0.21
Non-GAAP net income per share - basic and diluted	$(0.27)	$(0.25)
Weighted average shares outstanding	54,600	54,600